FORM 8-K


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                             SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported):  August 22, 1997

                             Nona Morelli's II, Inc.
             (Exact name of registrant as specified in its charter.)

                                    Colorado
                    (State of incorporation or organization)

                                     0-18377
                            (Commission File Number)

                                   84-1126818
                      (I.R.S. Employee Identification No.)

                   2 Park Plaza, Suite 470, Irvine, California
                    (Address of principal executive offices)

                                      92614
                                   (Zip Code)

Registrant's telephone number, including area code:     (714) 833-5381

          (Former name or former address, if changed since last report)

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Item 1.           Changes in Control of Registrant

                  N/A

Item 2.           Acquisition or Disposition of Assets

                  On August 22, 1997, the Registrant sold to Joseph Monterosso ("Monterosso"), as the President of Group V Corporation (formerly NuOasis Gaming Inc., "Group V"), 12,020,000 Series D Warrants to Purchase Common Stock of Group V (the "Warrants") owned by the Registrant.

                  Simultaneously with the execution of the Warrant Purchase Agreement, and as part of such transaction, the Registrant entered into a Put/Option Agreement with Monterosso to sell 7.8 million shares of Group V common stock.

                  The purchase price for the Warrants was $1.8 million, evidenced by a promissory note due June 1998. The Put Option Agreement requires Monterosso to make monthly payments to the Registrant beginning November 1, 1997, totaling $1.2 million.

Item 3.           Bankruptcy or Receivership

                  N/A

Item 4.           Changes in Registrant's Certifying Accountant

                  N/A

Item 5.           Other Events

                  N/A

Item 6.           Change in Registrant's Directors

                  N/A

Item 7.           Financial Statements and Exhibits

                  (a)      N/A

                  (b)      N/A

                  (c)      Exhibits

                           1. Warrant Purchase Agreement dated August 22, 1997
                           2. Put/Option Agreement dated August 22, 1997

Item 8.           Change in Registrant's Fiscal Year

                  N/A

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                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Nona Morelli's II, Inc.
                                        (Registrant)



Dated: October 16, 1997                 By:  /s/  Fred G. Luke, CEO and Director
                                             -----------------------------------
                                                  Fred G. Luke, CEO and Director

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